     As filed with the Securities and Exchange Commission on June 18, 1996
                                 Registration No. 333-_________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           TELE-COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                  84-1260157
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  (Identification No.)



                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
              (Address of Principal Executive Offices) (Zip Code)

              TELE-COMMUNICATIONS, INC. 1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             STEPHEN M. BRETT, ESQ.
                            TELE-COMMUNICATION, INC.
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
                    (Name and address of agent for service)

                                 (303)267-5500
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
          TITLE OF EACH CLASS OF                AMOUNT         PROPOSED       PROPOSED MAXIMUM     AMOUNT OF
               SECURITIES                       TO BE          MAXIMUM       AGGREGATE OFFERING   REGISTRATION
            TO BE REGISTERED                REGISTERED (1)  OFFERING PRICE        PRICE (2)           FEE
                                                             PER SHARE (2)
==============================================================================================================
Tele-Communications, Inc. Series A TCI
 Group Common Stock, par value $1.00 per        6,146,200          $18.125      $   111,399,875
 share....................................       shares
                                                                                                       $73,166
Tele-Communications, Inc. Series A
 Liberty Media Group Common Stock, par          3,583,263          $28.125      $100,779,271.80
 value $1.00 per share....................       shares
==============================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Act on the basis of the average of the high and low sales prices reported on the Nasdaq National Market on June 12, 1996.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     Note: The document(s) containing the employee benefit plan information required by Item 1 of Part I of this Form and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all the documents included in such file.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference in this Registration Statement the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-20421):

(i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

(iii) The Company's Current Report on Form 8-K, dated February 9, 1996.

(iv) Items 3 and 4 of the Company's registration statement on Form 8-B, as amended by Form 8-B/A (Amendments No. 1, 2, 3 and 4).

 (v) Item 1 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the Series A TCI Group Common Stock and the Series A Liberty Media Group Common Stock are being passed upon for the Company by Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022. Jerome H. Kern, a partner of Baker

& Botts, L.L.P., is a director of the Company. Certain partners of Baker & Botts, L.L.P. hold options to purchase shares of Series A TCI Group Common Stock and options to purchase and restricted shares of Series A Liberty Media Group Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

     "1.  Limitation On Liability.
          -----------------------

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2.   Indemnification.
          ---------------

(a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3.   Amendment or Repeal.
          -------------------

Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

     Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as then or thereafter in effect.

     The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

     The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of the Company if there is such a policy.

     The Company may purchase liability insurance policies covering its directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

   4.1 Restated Certificate of Incorporation of the Company, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995,
        January 25, 1996 and January 25, 1996 (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

  4.2 Bylaws of the Company as adopted June 16, 1994 (incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

  4.3 Specimen Stock Certificate for Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share, of the Company (incorporated herein by reference to Exhibit 4.5 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) (Commission File No. 0-20421)).

  4.4 Specimen Stock Certificate for the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, of the Company (incorporated herein by reference to Exhibit 4.3 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) (Commission File No. 0-20421)).

  4.5 Tele-Communications, Inc. 1994 Stock Incentive Plan (formerly TCI/Liberty Holding Company 1994 Stock Incentive Plan) (incorporated herein by reference to Appendix IV to the Company's Proxy
        Statement/Prospectus filed as part of the Registration Statement on Form S-4 (Reg. No. 33-54263)).

  4.6 Agreement and Plan of Merger, dated as of January 27, 1994, by and among the Company, Liberty, TCI Communications, Inc. (formerly known as Tele-Communications, Inc., and herein referred to as "Old TCI"), TCI Mergerco, Inc. and Liberty Mergerco, Inc. (incorporated herein by reference to Old TCI's Current Report on Form 8-K dated February 15, 1994 (Commission File No. 0-5550)).

  4.7 Amendment No. 1, dated as of March 30, 1994, to Agreement and Plan of Merger, dated as of January 27, 1994, by and among the Company, Liberty, Old TCI, TCI Mergerco, Inc. and Liberty Mergerco, Inc. (incorporated herein by reference to Old TCI's Current Report on Form 8-K dated April 6, 1994 (Commission File No. 0-5550)).

  4.8 Amendment No. 2, dated as of August 4, 1994, to Agreement and Plan of Merger, dated as of January 27, 1994, by and among the Company, Liberty, Old TCI, TCI Mergerco, Inc. and Liberty Mergerco, Inc. (incorporated herein by reference to the Company's Current Report on Form 8-K dated August 18, 1994 (Commission File No. 0-20421)).

  4.9 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Liberty and grantee relating to stock appreciation rights granted pursuant to letter dated September 17, 1991 (incorporated herein by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

  4.10 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Liberty and grantee relating to the assumption of options and related stock appreciation rights granted under the Liberty Media Corporation 1991 Stock Incentive Plan pursuant to letter dated July 26, 1993 (incorporated herein by reference to Exhibit 4.6 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

  4.11 Assumption and Amended and Restated Stock Option Agreement between the Company, Old TCI and a director of Old TCI relating to assumption of options and related stock appreciation rights granted outside of an employee benefit plan pursuant to Old TCI's 1993 Non-Qualified Stock Option and Stock Appreciation Rights Agreement (incorporated herein by reference to Exhibit 4.7 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

  4.12 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Old TCI and grantee relating to assumption of options and related stock appreciation rights granted under Old TCI's 1992 Stock Incentive Plan and evidenced by Old TCI's 1993 Non-Qualified Stock Option and Stock Appreciation Rights Agreement (incorporated herein by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

  4.13 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Old TCI and grantee relating to assumption of options and related stock appreciation rights granted under Old TCI's 1992 Stock Incentive Plan and evidenced by Old TCI's 1992 Non-Qualified Stock Option and Stock Appreciation Rights Agreement (incorporated herein by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

   4.14 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Old TCI and grantee relating to assumption of grants pursuant to the Agreement and Plan of Merger dated June 6, 1991 between United Artists Entertainment Company ("UAE") and Old TCI (incorporated by reference herein to Exhibit 4.11 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

   4.15 Form of letter dated September 17, 1991 from Liberty to grantee relating to grant of stock appreciation rights (incorporated by reference herein to Exhibit 4.12 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

   4.16 Form of letter dated July 26, 1993 from Liberty to grantee relating to grant of options and stock appreciation rights (incorporated by reference herein to Exhibit 4.13 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

   4.17 Form of 1993 Non-Qualified Stock Option and Stock Appreciation Rights Agreement between Old TCI and grantee (incorporated by reference herein to Exhibit 4.14 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

   4.18 Form of 1992 Non-Qualified Stock Option and Stock Appreciation Rights Agreement between Old TCI and grantee (incorporated by reference herein to Exhibit 4.15 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

   4.19 Agreement and Plan of Merger, dated as of June 6, 1991, between UAE and Old TCI (incorporated herein by reference to Old TCI's Current Report on Form 8-K, dated June 12, 1991 (Commission File No. 0-5550)).

   4.20 First Amendment to Agreement and Plan of Merger, dated as of June 6, 1991, between UAE and Old TCI (incorporated herein by reference to Old TCI's Current Report on Form 8-K, dated December 12, 1991, as amended by Form 8 amendment dated January 28, 1992 (Commission File No. 0-
         5550)).

   4.21 Forms of Assumption and Amended and Restated Stock Option Agreements relating to options granted under the United Artists Entertainment Company 1988 Incentive and Non-Qualified Stock Option Plan (the "1988 Plan") and executed by employees who did not have employment agreements with UAE (incorporated herein by reference to Old TCI's Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8, as filed on March 2, 1992 (Reg. No. 33-43009)).

   4.22 Forms of Second Assumption and Amended and Restated Stock Option Agreements relating to options granted under the Amended and Restated United Artists Communications, Inc. 1983 Stock Option Plan (the "1983 Plan") and executed by employees who did not have employment agreements with UAE (incorporated herein by reference to Old TCI's Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8, as filed on March 2, 1992 (Reg. No. 33-43009)).

  4.23 Form of 1994 Non-Qualified Stock Option and Stock Appreciation Rights Agreement (incorporated herein by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

  4.24 Form of Restricted Stock Award Agreement for 1995 Award of Series A TCI Group Restricted Stock pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.31 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

  4.25 Form of Restricted Stock Award Agreement for 1995 Award of Series A Liberty Media Group Restricted Stock pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.32 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

  4.26 Form of Non-Qualified Stock Option and Stock Appreciation Rights Agreement for 1995 Grant of Options with tandem stock appreciation rights to purchase Series A TCI Group Common Stock pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.33 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

  4.27 Form of Non-Qualified Stock Option and Stock Appreciation Rights Agreement for 1995 Grant of Options with tandem stock appreciation rights to purchase Series A Liberty Media Group Common Stock pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.34 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

  5     Opinion of Baker & Botts, L.L.P.

  23.1  Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

  23.2  Consent of KPMG Peat Marwick LLP.

  23.3  Consent of KPMG Peat Marwick LLP.

  23.4  Consent of KPMG Peat Marwick LLP.

  23.5  Consent of KPMG Peat Marwick LLP.

  23.6  Consent of KPMG.

  24    Power of Attorney (included herein on page II-11).

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
- --------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 18, 1996.

                                 TELE-COMMUNICATIONS, INC.



                                 By:     /s/ Stephen M. Brett
                                      ----------------------------------------
                                 Name: Stephen M. Brett
                                 Title: Executive Vice President

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq., and Robert W. Murray Jr., Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

        Signature                      Title                  Date
- --------------------------  ----------------------------  -------------

/s/ Bob Magness             Chairman of the Board           June 18, 1996
- --------------------------  and Director
(Bob Magness)

/s/ John C. Malone          President and Director          June 18, 1996
- --------------------------  (Principal Executive Officer)
(John C. Malone)

/s/ Donne F. Fisher         Director                        June 18, 1996
- --------------------------
(Donne F. Fisher)

                            Director
- --------------------------
(John W. Gallivan)

/s/ Kim Magness             Director                        June 18, 1996
- --------------------------
(Kim Magness)

                            Director
- --------------------------
(Robert A. Naify)

/s/ Jerome H. Kern          Director                        June 18, 1996
- --------------------------
(Jerome H. Kern)

                            Director
- --------------------------
(Tony Coelho)

/s/ Bernard W. Schotters    Senior Vice President of TCI    June 18, 1996
- --------------------------
(Bernard W. Schotters)      Communications, Inc.
                            (Principal Financial Officer)

/s/ Gary K. Bracken         Senior Vice President of TCI    June 18, 1996
- --------------------------  Communications, Inc.
(Gary K. Bracken)           (Principal Accounting Officer)

                               INDEX TO EXHIBITS
Exhibit
Number
- ------

4.1 Restated Certificate of Incorporation of the Company, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995,
      January 25, 1996 and January 25, 1996 (incorporated herein by reference to
      Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

4.2 Bylaws of the Company as adopted June 16, 1994 (incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

4.3 Specimen Stock Certificate for Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share, of the Company (incorporated herein by reference to Exhibit 4.5 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) (Commission File No. 0-20421)).

4.4 Specimen Stock Certificate for the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, of the Company (incorporated herein by reference to Exhibit 4.3 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2) (Commission File No. 0-20421)).

4.5 Tele-Communications, Inc. 1994 Stock Incentive Plan (formerly TCI/Liberty Holding Company 1994 Stock Incentive Plan) (incorporated herein by reference to Appendix IV to the Company's Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.6 Agreement and Plan of Merger, dated as of January 27, 1994, by and among the Company, Liberty, TCI Communications, Inc. (formerly known as Tele-Communications, Inc., and herein referred to as "Old TCI"), TCI Mergerco, Inc. and Liberty Mergerco, Inc. (incorporated herein by reference to Old TCI's Current Report on Form 8-K dated February 15, 1994 (Commission File No. 0-5550)) .

4.7 Amendment No. 1, dated as of March 30, 1994, to Agreement and Plan of Merger, dated as of January 27, 1994, by and among the Company, Liberty, Old TCI, TCI Mergerco, Inc. and Liberty Mergerco, Inc. (incorporated herein by reference to Old TCI's Current Report on Form 8-K dated April 6, 1994 (Commission File No. 0-5550)).

4.8 Amendment No. 2, dated as of August 4, 1994, to Agreement and Plan of Merger, dated as of January 27, 1994, by and among the Company, Liberty, Old TCI, TCI Mergerco, Inc. and Liberty Mergerco, Inc. (incorporated herein by reference to the Company's Current Report on Form 8-K dated August 18, 1994 (Commission File No. 0-20421)).

4.9 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Liberty and grantee relating to stock appreciation rights granted pursuant to letter dated September 17, 1991 (incorporated herein by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.10 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Liberty and grantee relating to the assumption of options and related stock appreciation rights granted under the Liberty Media Corporation 1991 Stock Incentive Plan pursuant to letter dated July 26, 1993 (incorporated herein by reference to Exhibit 4.6 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.11 Assumption and Amended and Restated Stock Option Agreement between the Company, Old TCI and a director of Old TCI relating to assumption of options and related stock appreciation rights granted outside of an employee benefit plan pursuant to Old TCI's 1993 Non-Qualified Stock Option and Stock Appreciation Rights Agreement (incorporated herein by reference to Exhibit 4.7 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.12 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Old TCI and grantee relating to assumption of options and related stock appreciation rights granted under Old TCI's 1992 Stock Incentive Plan and evidenced by Old TCI's 1993 Non-Qualified Stock Option and Stock Appreciation Rights Agreement (incorporated herein by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.13 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Old TCI and grantee relating to assumption of options and related stock appreciation rights granted under Old TCI's 1992 Stock Incentive Plan and evidenced by Old TCI's 1992 Non-Qualified Stock Option and Stock Appreciation Rights Agreement (incorporated herein by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.14 Form of Assumption and Amended and Restated Stock Option Agreement between the Company, Old TCI and grantee relating to assumption of grants pursuant to the Agreement and Plan of Merger dated June 6, 1991 between United Artists Entertainment Company ("UAE") and Old TCI (incorporated by reference herein to Exhibit 4.11 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.15 Form of letter dated September 17, 1991 from Liberty to grantee relating to grant of stock appreciation rights (incorporated by reference herein to Exhibit 4.12 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.16 Form of letter dated July 26, 1993 from Liberty to grantee relating to grant of options and stock appreciation rights (incorporated by reference herein to Exhibit 4.13 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.17 Form of 1993 Non-Qualified Stock Option and Stock Appreciation Rights Agreement between Old TCI and grantee (incorporated by reference herein to Exhibit 4.14 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)) .

4.18 Form of 1992 Non-Qualified Stock Option and Stock Appreciation Rights Agreement between Old TCI and grantee (incorporated by reference herein to Exhibit 4.15 of the Company's Registration Statement on Form S-4 (Reg. No. 33-54263)).

4.19 Agreement and Plan of Merger, dated as of June 6, 1991, between UAE and Old TCI (incorporated herein by reference to Old TCI's Current Report on Form 8-K, dated June 12, 1991 (Commission File No. 0-5550)).

4.20 First Amendment to Agreement and Plan of Merger, dated as of June 6, 1991, between UAE and Old TCI (incorporated herein by reference to Old TCI's Current Report on Form 8-K, dated December 12, 1991, as amended by Form 8 amendment dated January 28, 1992 (Commission File No. 0-5550)).

4.21 Forms of Assumption and Amended and Restated Stock Option Agreements relating to options granted under the United Artists Entertainment Company 1988 Incentive and Non-Qualified Stock Option Plan (the "1988 Plan") and executed by employees who did not have employment agreements with UAE (incorporated herein by reference to Old TCI's Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8, as filed on March 2, 1992 (Reg. No. 33-43009)).

4.22 Forms of Second Assumption and Amended and Restated Stock Option Agreements relating to options granted under the Amended and Restated United Artists Communications, Inc. 1983 Stock Option Plan (the "1983 Plan") and executed by employees who did not have employment agreements with UAE (incorporated herein by reference to Old TCI's Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8, as filed on March 2, 1992 (Reg. No. 33-43009)).

4.23 Form of 1994 Non-Qualified Stock Option and Stock Appreciation Rights Agreement (incorporated herein by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

4.24 Form of Restricted Stock Award Agreement for 1995 Award of Series A TCI Group Restricted Stock pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.31 of the Company's Annual

       Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

4.25 Form of Restricted Stock Award Agreement for 1995 Award of Series A Liberty Media Group Restricted Stock pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (incorporated herein by reference to
       Exhibit 10.32 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

4.26 Form of Non-Qualified Stock Option and Stock Appreciation Rights Agreement for 1995 Grant of Options with tandem stock appreciation rights to purchase Series A TCI Group Common Stock pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.33 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

4.27 Form of Non-Qualified Stock Option and Stock Appreciation Rights Agreement for 1995 Grant of Options with tandem stock appreciation rights to purchase Series A Liberty Media Group Common Stock pursuant to the Tele-Communications, Inc. 1994 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.34 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-20421)).

5      Opinion of Baker & Botts, L.L.P.

23.1   Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

23.2   Consent of KPMG Peat Marwick LLP.

23.3   Consent of KPMG Peat Marwick LLP.

23.4   Consent of KPMG Peat Marwick LLP.

23.5   Consent of KPMG Peat Marwick LLP.

23.6   Consent of KPMG.

24     Power of Attorney (included herein on page II-11).